UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On November 26, 2025, Pixelworks, Inc. (the “Company”), held its 2025 Special Meeting of Shareholders (the “Special Meeting”), at which the Company’s shareholders were to be asked to consider three (3) proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2025, as supplemented from time to time (collectively, the “Proxy Statement”). There were 6,293,545 outstanding shares entitled to vote as of the record date and 3,649,251shares present in person or represented by proxy at the Special Meeting, representing approximately 58% of the shares outstanding and entitled to vote. The voting results with respect to one of the three proposals, as certified by the inspector of election for the Special Meeting, are presented below.

Proposal 1. To approve the sale of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., owned indirectly by Pixelworks, Inc., when the sale is consummated, which may be deemed to represent substantially all of the assets of Pixelworks, Inc. (the “Sale”).

As disclosed below under Item 8.01, which is incorporated herein by reference, the Special Meeting was adjourned with respect to this Proposal 1 to solicit additional proxies.

Proposal 2. To vote on an advisory (non-binding) proposal to approve compensation that may be paid or become payable to the named executive officers of Pixelworks, Inc. that is based on or otherwise relates to the Sale.

As disclosed below under Item 8.01, which is incorporated herein by reference, the Special Meeting was adjourned before taking a vote with respect to Proposal 2.

Proposal 3. To grant discretionary authority to our board of directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of the Sale (Proposal 1).

For	Against	Abstain
3,532,333	80,713	36,205

Proposal 3 received the affirmative vote of a majority of the total shares voted either affirmatively or negatively at the Special Meeting and, accordingly, was approved.
Item 8.01    Other Events.

At the time of the Special Meeting, there were insufficient votes to approve Proposal 1, which sought approval for the Sale. Accordingly, the Special Meeting was adjourned following a vote on Proposal 3 without voting on Proposal 1 or Proposal 2 and, as announced at the Special Meeting, such virtual meeting will reconvene at 9:00 a.m. Pacific Time on December 8, 2025. During the period of adjournment, the Company will continue to solicit votes by shareholders on Proposal 1.

On November 26, 2025, the Company issued a press release announcing that it had adjourned the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	November 26, 2025	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer